Exhibit 10.46

FIFTH AMENDMENT TO SUBLEASE

THIS FIFTH AMENDMENT TO SUBLEASE (this “Fifth Amendment”) is made as of November 2, 2011 (the “Effective Date”), between HYATT CORPORATION, a Delaware corporation (“Sublandlord”), and THE PRITZKER ORGANIZATION, L.L.C., a Delaware limited liability company (“Subtenant”), with reference to the following:

RECITALS:

A.    Sublandlord and Subtenant heretofore entered into a certain Sublease dated as of June 15, 2004 (the “Original Sublease”), pursuant to which Subtenant subleased from Sublandlord certain premises in the building located at 71 South Wacker Drive, Chicago, Illinois, and known as Hyatt Center (the “Building”).

B.    The Original Sublease has been amended by that certain Master Landlord Recognition Agreement dated as of June 15, 2004 (the “Recognition Agreement”), by that certain Confirmation Agreement dated July 1, 2006 (the “Confirmation Agreement”), by that certain Ratification Agreement and First Amendment to Sublease dated as of February 1, 2007 (the “First Amendment”), by that certain Second Amendment to Sublease dated as of January 25, 2008 (the “Second Amendment”), by that certain Third Amendment to Sublease dated as of February 9, 2009 (the “Third Amendment”), and by that certain Fourth Amendment to Sublease dated as of April 28, 2009 (the “Fourth Amendment”). The Original Sublease, as amended by the Confirmation Agreement, the Recognition Agreement, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, is herein referred to as the “Sublease.”

C.    The space subleased by Subtenant pursuant to the Sublease in effect immediately prior to the date hereof, which currently contains approximately 16,557 square feet of Rentable Area on the 47th floor of the Building, is herein referred to as the “Existing Subleased Premises.”

D.    Sublandlord and Subtenant desire to amend the Sublease to provide for, among other things, the extension of the current term of the Sublease and the elimination of any renewal options, upon the terms and conditions herein set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, Sublandlord and Subtenant agree as follows:

1.    Incorporation and Defined Terms. The recital paragraphs set forth above are hereby incorporated herein as if fully set forth herein. Capitalized terms not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Sublease.

2.    Leasing of Third Additional 47th Floor Subleased Premises. Effective as of the Fifth Amendment Expansion Date (as defined below), Sublandlord hereby subleases to Subtenant, and Subtenant hereby accepts from Sublandlord, an additional 15,436 rentable square feet comprising a portion of the 47th floor of the Building (the portion so subleased being herein referred to as the “Third Additional 47th Floor Subleased Premises”), such Third Additional 47th Floor Subleased Premises being depicted more particularly on Exhibit I attached hereto. Subtenant’s leasing of the Third Additional 47th Floor Subleased Premises shall be in accordance with, and subject to, all of the terms, covenants and conditions of the Sublease applicable to the Existing Subleased Premises, except as otherwise provided in this Fifth Amendment.

3.    References to Subleased Premises. Except as expressly set forth herein to the contrary, from and after the Fifth Amendment Expansion Date, all references in the Sublease and this Fifth Amendment to the “Subleased Premises” shall be deemed to include the Existing Subleased Premises and the Third Additional 47th Floor Subleased Premises.

4.    Rentable Area. Effective as of the Fifth Amendment Expansion Date, the Subleased Premises shall consist of 31,993 square feet of Rentable Area.

5.    Floor Plan. Effective as of the Fifth Amendment Expansion Date, the floor plan of the Subleased Premises shall be as set forth in Exhibit B – Fifth Amended attached hereto, which replaces in its entirety Exhibit B – Fourth Amended attached to the Fourth Amendment, and for all purposes of the Sublease, the Subleased Premises, as so depicted on Exhibit B – Fifth Amended, shall be the Subleased Premises under the Sublease.

6.    Net Rent. Effective as of the Fifth Amendment Expansion Date, (i) Exhibit E – Fourth Amended attached to the Fourth Amendment shall be deleted in its entirety and Exhibit E – Fifth Amended attached hereto shall be substituted therefor and (ii) Net Rent payable by Subtenant to Sublandlord in respect of the Subleased Premises from and after the Fifth Amendment Expansion Date shall be as set forth in Exhibit E – Fifth Amended.

7.    Subtenant’s Share. Subject to adjustment from time to time in accordance with Paragraph 1.5 of the Original Sublease, effective as of the Fifth Amendment Expansion Date, Subtenant’s Share shall be adjusted to 10.066% (calculated by dividing the 31,993 square feet of Rentable Area of the Subleased Premises by the 317,826 square feet of the Rentable Area of the Master Premises).

8.    Common 47th Floor Master Leased Space. Effective as of the Fifth Amendment Expansion Date, the allocation of the Common 47th Floor Master Leased Space shall be as set forth in Exhibit F – Third Amended attached hereto, which replaces in its entirety Exhibit F – Second Amended attached to the Fourth Amendment, and for all other purposes of the Sublease, the allocation of the Common 47th Floor Master Leased Space as so described on Exhibit F – Third Amended, effective as of the Fifth Amendment Expansion Date, shall reflect the allocation of the Common 47th Floor Master Leased Space among Subtenant and the Other 47th Floor Subtenants.

9.    Delivery of Possession and Improvements. Sublandlord shall deliver possession of the Third Additional 47th Floor Subleased Premises to Subtenant on or before the Fifth Amendment Expansion Date. Subtenant shall accept possession of the Third Additional 47th Floor Subleased Premises in as-is condition, it being acknowledged that no agreement of Sublandlord to alter, remodel, decorate, clean or improve the Third Additional 47th Floor Subleased Premises or the Building, and no representation or warranty regarding the condition of

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the Third Additional 47th Floor Subleased Premises or the Building has been made by Sublandlord or by any party acting on Sublandord’s behalf. Any work necessary for Subtenant’s use and occupancy thereof shall be performed by Subtenant at Subtenant’s sole cost and expense. Any such work shall be performed in accordance with, and subject to, the terms and provisions of the Sublease.

10.    Paragraph 1.4 (“Sublease Term”). Paragraph 1.4 (“Sublease Term”) of the Sublease is hereby deleted in its entirety and replaced with the following:

“1.4.    Sublease Term. The term “Sublease Term” means the term commencing on the Commencement Date and ending on February 29, 2020 (the “Termination Date”).”

11.    Renewal. Paragraph 2.2 of the Sublease is deleted and replaced with the following:

“2.2.    No Renewal. Subtenant acknowledges and agrees that (a) it has no right to renew or extend the term of the Sublease beyond the Termination Date, and (b) Sublandlord has no obligation to renew or to seek to renew the Master Lease beyond the expiration of the current term thereof. Sublandlord, on or before February 28, 2018, shall notify Subtenant in writing of its decision to either extend or not to extend the term of the Master Lease beyond February 29, 2020. If Sublandlord advises Subtenant that it does not intend to so extend the term of the Master Lease, Sublandlord shall cooperate with (such cooperation not to require the expenditure of funds or the assumption or incurrence of liability by Sublandlord) Subtenant in Subtenant’s attempt to lease the Subleased Premises directly from the Master Landlord and shall not interfere with any such attempt.”

12.    Parking. Paragraph 11 of the Sublease is deleted and replaced with the following:

“11.    Parking. Subtenant shall have the right, but not the obligation, during the Sublease Term, to sublease at the rates from time to time charged to Sublandlord for said parking spaces, up to seven (7) of the parking spaces Master Landlord is obligated to make available to Sublandlord. Subtenant, to the extent permitted by Master Landlord, shall contract directly with Master Landlord, utilizing the Terms of Parking License attached to the Master Lease as Exhibit P-2. If and to the extent at any time Sublandlord and its other subtenants are not utilizing all of the parking spaces Master Landlord is obligated to make available to Sublandlord, Sublandlord shall give notice to Subtenant (the “Parking Notice”) of the availability of such parking spaces. Subtenant shall have the right to the use of all or fewer of such parking spaces described in the Parking Notice, by delivering written notice thereof to Sublandlord within ten (10) Business Days after Subtenant’s receipt of the Parking Notice, which notice shall state the number of such parking spaces Subtenant agrees to license. If Subtenant so exercises such election, Sublandlord shall deliver written notice to Master Landlord pursuant to which Sublandlord shall advise Master Landlord that Sublandlord desires to increase the number of parking spaces it uses, all in accordance with the request received from Subtenant, and Sublandlord shall cause Master Landlord to promptly make available to Subtenant the spaces so elected by Subtenant. Subtenant shall be responsible for any and all costs associated with the transfer of the rights to the parking spaces to Subtenant, including, without limitation, costs, if any, regarding entry cards and parking stickers.”

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13.    Right of First Offer. The second subparagraph of Paragraph 18 is deleted.

14.    Certain Defined Terms. “Fifth Amendment Expansion Date” means December 17, 2011.

15.    Assignment, Etc. The following new paragraphs are hereby inserted after Paragraph 33 of the Sublease:

“34.    Transfers. Subtenant shall not, without the prior consent of Sublandlord and Master Landlord, (a) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, directly or indirectly, this Sublease or any interest hereunder, by operation of law or otherwise, (b) sublet the Subleased Premises or any part thereof, or (c) otherwise to permit the use of the Subleased Premises by any persons other than Subtenant (all of the foregoing are, collectively, “Transfers” and any person to whom a Transfer is made or sought to be made, a “Transferee”), except that Subtenant may, at any time and from time to time, without the consent of Sublandlord, subject to compliance with the Master Lease, and so long as no monetary default or material non-monetary default beyond all applicable notice and cure periods has occurred under the Sublease, assign this Sublease or any interest hereunder to, or sublease the Subleased Premises or any part thereof, or permit the occupancy of the Subleased Premises by (i) any successor entity of Subtenant resulting from a merger or consolidation with Subtenant, (ii) any entity succeeding to all or substantially all of the business and assets of Subtenant, (iii) any entity which, at the effective or commencement date of the Transfer, is an Affiliate of Subtenant, and (iv) any entity which, at the effective or commencement date of such Transfer, is acquiring all or a bona fide portion of the business being conducted at the Subleased Premises by Subtenant or its Affiliates (any such transfer being herein referred to as an “Exempt Transfer”). An “Affiliate” of Subtenant is a person or entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with Subtenant, or an entity in which any person who controls Subtenant has a direct or indirect interest. For purposes of the definition of “Affiliate,” the word “control” shall mean the power, directly or indirectly, by voting rights, contract or otherwise, to direct or cause the direction of the management or policies of an entity. Promptly following any Transfer, Subtenant shall deliver to Sublandlord documentation evidencing that the Transfer is an Exempt Transfer, together with a copy of the assignment, sublease, or occupancy agreement. Sublandlord shall have no right to recapture space or control the amount of sublease rent or set any other conditions to any Transfer permitted under clauses (a) through (c) above. No assignment or sublease shall release Subtenant from any of its obligations under this Sublease. All assignments and subleases shall be, and shall provide expressly by their terms that they are, subordinate to all the terms, covenants and conditions of this Sublease and the Master Lease.

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35.    Early Termination Right. If, at any time prior to termination of the Sublease, Hyatt Hotels Corporation intends to cease using the Building for its principal executive offices (the “Cessation”), then Sublandlord shall deliver written notice thereof (the “Cessation Notice”) to Subtenant and Sublandlord shall designate therein the exact date (the “Cessation Date”) of the Cessation. Subtenant, within the six (6) month period following the later to occur of (a) the Cessation Date designated in the Cessation Notice, and (b) the actual date of Cessation, shall have the right to terminate this Sublease (“Termination Option”) by delivering written notice thereof (“Termination Notice”) to Sublandlord. The Termination Notice shall designate the termination effective date, which in no event shall be earlier than nine (9) months following the date of the Termination Notice. If Subtenant exercises the Termination Option, (i) Subtenant, no later than the thirtieth (30th) day prior to the termination effective date, shall deliver to Sublandlord a termination fee in an amount equal to the product of six (6) and the monthly Net Rent and Additional Rent payable by Subtenant (without giving effect to any abatement or reduction) for the month preceding the date of delivery of such payment, and (ii) Subtenant shall surrender the Subleased Premises on the termination effective date in the condition required by and in accordance with the terms of Article 13 of the Master Lease. Subtenant shall, after delivery of the Termination Notice, comply with the terms of the Sublease until the date of termination as if no such notice had been given. The Termination Option is conditioned upon no monetary or material non-monetary default beyond all applicable notice and cure periods existing on the date of the Termination Notice or on the termination effective date of this Sublease. If Subtenant provides the Termination Notice and fulfills the conditions described above (subject to the following sentence), this Sublease shall terminate on the termination effective date. If Subtenant fails to fulfill any of the conditions described above, Subtenant’s right under this Paragraph 35 shall be terminated. Notwithstanding any termination of this Sublease pursuant to this Paragraph 35, Subtenant shall continue to be liable to Sublandlord for all rent accruing under the Sublease prior to the termination effective date, the cure of any violations or defaults under this Sublease occurring prior to the date of termination, any indemnities under this Sublease, any provisions of this Sublease which expressly survive any termination of this Sublease, any holdover rent payable as a result of failing to vacate the Subleased Premises on or prior to the termination effective date, and any damages suffered by Landlord as a result of failing to vacate the Subleased Premises on or prior to such termination effective date. Sublandlord shall have all rights and remedies under this Sublease and at law or in equity with respect to the liabilities described in the preceding sentence. The right of Subtenant under this Paragraph 35 terminates if Subtenant assigns the Sublease, except pursuant to an Exempt Transfer(s).

36.    Elevator; Staircase. Subtenant shall provide reasonable non-exclusive access to Sublandlord and its agents and invitees to the staircase and elevator located in the Subleased Premises in order for such parties to access the 48th floor of the Building.”

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16.    Confirmation Agreements. At any time and from time to time upon either Sublandlord’s or Subtenant’s request Sublandlord and Subtenant shall execute a Confirmation Agreement confirming Subtenant’s Share and any other information reasonably requested by Sublandlord or Subtenant pertinent to this Sublease.

17.    No Offer. Submission of this Fifth Amendment by Sublandlord to Subtenant is not an offer to enter into this Fifth Amendment but rather is a solicitation for such an offer from Subtenant. Sublandlord shall not be bound by this Fifth Amendment until Sublandlord has executed and delivered the same to Subtenant.

18.    Integration of Sublease and Controlling Language. This Fifth Amendment and the Sublease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Fifth Amendment and the terms and provisions of the Sublease, the terms and provisions of this Fifth Amendment, in all instances, shall control and prevail.

19.    Severability. If any provision of this Fifth Amendment or the application thereof to any person or circumstances is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Fifth Amendment shall be interpreted as if such legal, invalid or unenforceable provision did not exist herein.

20.    Entire Agreement. This Fifth Amendment and the Sublease contain the entire integrated agreement between the parties respecting the subject matter of this Fifth Amendment and the Sublease and supersede all prior and contemporaneous understandings and agreements other than the Sublease between the parties respecting the subject matter of this Fifth Amendment and the Sublease. There are no representations, agreements, arrangements or understandings, oral or in writing, between or among the parties to this Fifth Amendment relating to the subject matter of this Fifth Amendment or the sublease which are not fully expressed in this Fifth Amendment and the Sublease, and no party hereto has relied upon any other representations, agreements, arrangements or understandings. The terms of this Fifth Amendment and the Sublease are intended by the parties as the final expression of their agreement with respect to those terms and may not be contradicted by evidence of any prior agreement or of any contemporaneous agreement. The parties further intend that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Fifth Amendment (and, for avoidance of doubt, the Sublease is not extrinsic for this purpose).

21.    Successors and Assigns. Each provision of the Sublease and this Fifth Amendment shall extend to and shall bind and inure to the benefit of Sublandlord and Subtenant, their respective heirs, legal representatives, and permitted successors and assigns.

22.    Time of the Essence. Time is of the essence of this Fifth Amendment and the Sublease and each provision hereof.

23.    Multiple Counterparts. This Fifth Amendment may be executed in counterparts, all of which, when taken together, shall constitute a fully executed instrument.

24.    Authority. Sublandlord and Subtenant each represent and warrant that it has full authority to execute and deliver this Fifth Amendment.

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25.    Real Estate Brokers. Each of Sublandlord and Subtenant represent that it has not dealt with any broker, agent or finder in connection with this Fifth Amendment, and that insofar as each party knows, no brokers have participated in the procurement of Subtenant or in the negotiation of this Fifth Amendment or are entitled to any commission in connection therewith. Each of Sublandlord and Subtenant shall indemnify and hold the other harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from its breach of the foregoing representation.

26.    Ratification Generally. Except as amended and modified hereby, the Sublease shall be and shall remain unchanged and in full force and effect in accordance with its terms, and, as the Sublease is amended and modified hereby, the sublease is hereby ratified, adopted and confirmed.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Fifth Amendment to Sublease as of the date and year first above written.

SUBLANDLORD:

HYATT CORPORATION, a Delaware corporation

By:	/s/ Mark Hoplamazian
Name:	Mark Hoplamazian
Title:	President & CEO

SUBTENANT:

THE PRITZKER ORGANIZATION, L.L.C., a Delaware limited liability company

By:	/s/ Ronald Wray
Name:	Ronald Wray
Title:	Vice President

ACKNOWLEDGMENT OF MASTER LANDLORD

The undersigned, being the Master Landlord described in that certain Fifth Amendment to Sublease to which this Acknowledgment of Master Landlord is attached (the “Fifth Amendment”), hereby acknowledges the modifications made to the Original Sublease pursuant to the Confirmation Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment (collectively, the “Sublease”), hereby consents to such modifications and agrees that such modifications are not contrary to the terms of the Master Lease, and agrees that that certain Master Landlord Recognition Agreement dated as of June 15, 2004, by and among FrankMon LLC, a Delaware limited liability company (as predecessor-in-interest to Master Landlord), Sublandlord and Subtenant (the “Recognition Agreement”), remains in full force and effect and shall apply to the Sublease.

The undersigned further covenants and agrees that in the event the Sublease shall become a Direct Lease (as defined in the Recognition Agreement), Landlord, at all times during the term of the Direct Lease, shall make available to Subtenant and the Other 47th Floor Subtenants such portion of the Common 47th Floor Master Leased Space, if applicable, that is not leased to Subtenant or any of the Other 47th Floor Subtenants to give effect to the terms and provisions of Paragraph 20 of the Original Sublease (as modified by Paragraph 7 of the First Amendment).

Capitalized terms not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Sublease.

71 SOUTH WACKER DRIVE LLC, a Delaware limited liability company

By:
Print Name:
Its:

By:
Print Name:
Its:

EXHIBIT B – FIFTH AMENDED

FLOOR PLAN OF THE SUBLEASED PREMISES

47TH FLOOR

(See Attached)

B-1

B-2

EXHIBIT E – FIFTH AMENDED

NET RENT SCHEDULE

OFFICE PREMISES FLOOR 47 (31,993 FEET OF RENTABLE AREA

TIME PERIOD	NET RENT PER SQUARE FOOT OF RENTABLE AREA	ANNUAL NET RENT	MONTHLY INSTALLMENT OF NET RENT
Prior to December 17, 2011	See Fourth Amendment	See Fourth Amendment	See Fourth Amendment
December 17, 2011 to December 31, 2012	$12.50	$399,912.50	$33,326.04
January 1, 2013 to December 31, 2013	$12.88	$412,069.84	$34,339.15
January 1, 2014 to December 31, 2014	$13.27	$424,547.11	$35,378.93
January 1, 2015 to December 31, 2015	$13.67	$437,344.31	$36,445.36
January 1, 2016 to December 31, 2016	$14.08	$450,461.44	$37,538.45
January 1, 2017 to December 31, 2017	$14.50	$463,898.50	$38,658.21
January 1, 2018 to December 31, 2018	$14.94	$477,975.42	$39,831.29
January 1, 2019 to December 31, 2019	$15.39	$492,372.27	$41,031.02
January 1, 2020 to February 29, 2020	$15.85	$507,089.05	$42,257.42

E-1

EXHIBIT F – THIRD AMENDED

COMMON 47TH FLOOR MASTER LEASED SPACE

(See Attached)

F-1

The Hyatt Center 47th Floor Calculations					Perkins+Will

October 4, 2011					Version 25R

Tenant	USF	Add-on Factor	RSF	Common Master Leased Space Allocation	Net Calculated RSF
H Group	1,055	1.119	1,181	197	1,378
TPO	24,500	1.119	27,414	4,578	31,993

Common Master Leased Space	4,268	1.119	4,776	(4,776)	0

Total -47th Floor	29,823	1.119	33,371	(0)	33,371

F-2

EXHIBIT I

THIRD ADDITIONAL 47TH FLOOR SUBLEASED PREMISES

(See Attached)

I-1

I-2